Contact:

Strategy

Shirish Jajodia

Corporate Treasurer

ir@strategy.com

Strategy’s Distributions to Digital Credit Investors in 2025 are Return of Capital

TYSONS CORNER, Va., February 2, 2026 - Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR; LuxSE: STRE) (“Strategy”) today announced that, for U.S. federal income tax purposes, 100% of distributions paid during calendar year 2025 on its preferred equity instruments were treated as a nontaxable return of capital (“ROC”) to the extent of a recipient shareholder’s tax basis in their applicable preferred equity instruments, as reported on Forms 8937.

Accordingly, such distributions are treated as a return of capital and reduce a shareholder’s tax basis in the applicable preferred equity instruments, to the extent of that basis, with any excess treated as capital gain for U.S. federal income tax purposes.

Forms 8937 for each distribution can be obtained at https://www.strategy.com/investor-relations/dividend-return-of-capital.

In 2025, Strategy executed five initial public offerings of perpetual preferred equity securities (“Digital Credit”), raising gross proceeds of $5.5 billion. Since these IPOs, Strategy has raised an additional $1.9 billion in aggregate gross proceeds through At-The-Market (“ATM”) programs for its Digital Credit instruments. To date, Strategy has paid $413 million in cumulative distributions across these instruments, representing a blended annual dividend rate of 9.6%.

Strategy believes that it does not have any accumulated earnings & profits for U.S. federal income tax purposes (“E&P”), and does not expect to generate current E&P in the current year or the foreseeable future. Based on these expectations, Strategy expects the distributions paid on its preferred equity instruments to be treated as ROC for the foreseeable future (i.e., ten years or more).

Special tax considerations may apply to certain taxpayers based on their specific circumstances. Shareholders should consult their own tax advisors regarding the U.S. federal, state, local, and any non-U.S. tax consequences to them in connection with the receipt of any of these distributions. Strategy’s expectations on E&P may change, and any such change could affect the U.S. federal income tax treatment of the distributions.

About Strategy

Strategy Inc (Nasdaq: STRF/STRC/STRK/STRD/MSTR; LuxSE: STRE) is the world's first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments. In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Strategy, MicroStrategy, Intelligence Everywhere, are either trademarks or registered trademarks of Strategy Inc in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners. For more information about Strategy, visit www.strategy.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to Strategy. These statements include, but are not limited to, statements relating to Strategy’s expectation regarding the tax-deferred return of capital treatment of dividends on Strategy's preferred stock. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to Strategy’s future results of operations, its expectation regarding the tax-deferred return of capital treatment of dividends on Strategy's preferred stock, fluctuations in tax benefits or provisions, assumptions underlying Strategy’s projections and the other factors discussed under the caption “Risk Factor Updates” in Strategy’s Current Report on Form 8-K filed with the SEC on October 6, 2025 and under the caption “Risk Factors” in Strategy’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2025 and the risks described in other filings that Strategy may make with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by law, Strategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.